Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

SLF

March 1, 2007

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, DC
M2N 6P20549

Dear Sir:

Re: Benda Pharmaceutical, Inc. Formerly Applied Spectrum Technologies, Inc.

We have read the statements made by Benda Pharmaceutical, Inc. Formerly Applied Spectrum Technologies, Inc. in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Yours very truly,

SCHWARTZ LEVITSKY FELDMAN LLP

Schwartz Levitsky Feldman LLP.

Per: Gerry Goldberg, C.A.

GG/sc

Enclosures

F:\ltr\gg\Benda Pharm. Inc.doc

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